Exhibit 14

                CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" and to the use of our reports dated February 7, 2001 with respect to the Brinson Balanced Portfolio (formerly, MH Balanced Portfolio), Brinson Global Equity Portfolio (formerly, MH Global Equity Portfolio), Brinson Global Income Portfolio (formerly, MH Global Income Portfolio), Brinson Growth and Income Portfolio (formerly, MH Growth and Income Portfolio), Brinson Growth Portfolio (formerly, MH Growth Portfolio), Brinson High Grade Fixed Income Portfolio (formerly, MH High Grade Fixed Income Portfolio), Brinson High Income Portfolio (formerly, MH High Income Portfolio), Brinson Small Cap Portfolio (formerly, MH Small Cap Portfolio) and Brinson Strategic Income Portfolio (formerly, MH Strategic Income Portfolio), (nine of the portfolios constituting the Brinson Series Trust, formerly, the Mitchell Hutchins Series Trust) and our reports dated February 1, 2001 with respect to the Total Return Portfolio, International Portfolio, Global Bond Portfolio, Growth and Income Portfolio, Growth Portfolio, U.S. Government/High Grade Securities Portfolio, High Yield Portfolio and Quasar Portfolio (eight of the portfolios constituting the Alliance Variable Product Series Fund, Inc.), which are incorporated by reference, in this Registration Statement on Form N-14 of Alliance Variable Product Series Fund, Inc. to be filed on or around July 25, 2001.


                                                           ERNST & YOUNG LLP

New York, New York
July 25, 2001
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